Booz | Allen | Hamilton® BOOZ ALLEN HAMILTON ANNOUNCES FOURTH QUARTER AND FULL YEAR FISCAL 2022 RESULTS + Strong Fiscal Year Results Create Momentum for Three-Year Investment Thesis Execution Beginning Fiscal Year 2023 + Company Delivers Annual Revenue Increase of 6.4 percent over the Prior Year Period to $8.4 billion, and Revenue, Excluding Billable Expenses1 Growth of 6.44 percent + Exceptional Bottom-Line Performance Across Adjusted EBITDA Margin1, Backlog, and Book-to-Bill + Annual Diluted Earnings Per Share of $3.44 and Adjusted Diluted Earnings Per Share1 of $4.21 + 21.7 percent Increase in Total Backlog to $29.2 billion; Book-to-Bill of 1.36x + 5.73 percent Year-Over-Year Headcount Growth + Quarterly Dividend of $0.43 per Share “Our strong fiscal year 2022 performance in a dynamic environment demonstrates the power of Booz Allen’s operational excellence, critical mission delivery, and exceptional people. One year into VoLT, we are focused on continued growth at the intersection of mission and technology innovation.” — HORACIO ROZANSKI President and Chief Executive Officer McLean, Virginia; May 20, 2022 - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of management and technology consulting and engineering services firm Booz Allen Hamilton Inc., today announced preliminary results for the fourth quarter and full fiscal year 2022. The Company in the fourth quarter reported strong results across Adjusted Net Income1, Adjusted Diluted Earnings Per Share1, Adjusted EBITDA1, headcount growth, bookings, and operating cash flow. This concluded a full fiscal year of excellent bottom line performance that included accelerated revenue growth, high margins, and record backlog growth, showing early success against the Company's VoLT growth strategy and creating positive momentum for its three-year Investment Thesis beginning in fiscal year 2023. On March 16, 2022, the Company announced it had entered into an agreement to acquire EverWatch Corp., a leading provider of advanced solutions to the defense and intelligence communities. The acquisition is expected to close in fiscal year 2023 and accelerate Booz Allen’s National Cyber platform capabilities with mission-critical expertise that will help the Company leapfrog technology development cycles and meaningfully accelerate the delivery of classified software development and analytics capabilities for national security clients. The Company also announced strategic investments in artificial intelligence (AI) companies Synthetaic, Inc. and Reveal Technology, aligned with its strategic plan to invest in emerging technologies that can support critical public sector missions. 1 FULL YEAR FY22 (changes are compared to prior year) REVENUE: $8.36B +6.4 % EX. BILLABLE EXPENSES1: $5.89B +6.4 % OPERATING INCOME: $685.2M (9.2) % ADJ. OPERATING INCOME1: $827.5M +9.5 % NET INCOME: $466.6M (23.4) % ADJUSTED NET INCOME1: $568.0M 4.9 % EBITDA: $830.9M (0.9) % ADJUSTED EBITDA1: $934.9M +11.3 % DILUTED EPS: $3.44 down from $4.37 ADJUSTED DILUTED EPS1: $4.21 up from $3.90 FINANCIAL SUMMARY Fourth quarter and full year ended March 31, 2022 - A summary of Booz Allen’s results for the fourth quarter and full year of fiscal 2022 is below. All comparisons are to the prior year period. A description of key drivers can be found in the Company’s Earnings Call Presentation for the fourth quarter posted on investors.boozallen.com.

FINANCIAL OUTLOOK The Company is issuing its financial outlook for fiscal year 2023 as noted below: CONFERENCE CALL INFORMATION Booz Allen Hamilton will host a conference call at 8 a.m. EDT on Friday, May 20, 2022, to discuss the financial results for its fourth quarter and full fiscal year 2022. Analysts and institutional investors may participate on the call by dialing (877) 375-9141, International: +1 (253) 237-1151, using the passcode 1866956. The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen Hamilton website at investors.boozallen.com. A replay of the conference call will be available online at investors.boozallen.com beginning at 11 a.m. EDT on May 20, 2022 and continuing for 30 days. 1 Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue and Free Cash Flow are non-GAAP financial measures. See "Non-GAAP Financial Information" below for additional detail. Includes 1% from inorganic contributions. 2 Assumes an effective tax rate of 23–25%; average diluted shares outstanding of 131–133 million, and interest expense of $108–117 million. 3 Excludes approximately $550 million of cash taxes we expect to pay in fiscal year 2023, which includes approximately $150 million associated with our interpretation of the current Section 174 legislation. Inclusive of cash to be paid for income taxes, we anticipate our total Operating Cash Flow for fiscal year 2023 will be between $300 million to $400 million. 2 The Company reported the following fiscal year 2022 results as compared to fiscal year 2021: annual revenue growth of 6.4 percent and a 6.4 percent annual increase in Revenue, Excluding Billable Expenses1; Net Income decreased by 23.4 percent to $466.6 million, and Adjusted Net Income1 increased by 4.9 percent to $568.0 million; Adjusted EBITDA1 increased 11.3 percent to $934.9 million; Adjusted EBITDA Margin on Revenue1 was 11.2 percent; and Diluted EPS was $3.44, down $0.93 or 21.28 percent, while Adjusted Diluted EPS1 was $4.21, up by $0.31 or 7.95 percent. Total backlog increased by 21.7 percent to $29.2 billion and the quarterly book-to- bill ratio was 1.66x. As of March 31, 2022, total headcount was 1,590 higher than at the end of the prior year, an increase of 5.73 percent, and 136 lower than the end of the prior quarter. Net cash provided by operating activities was $736.5 million for fiscal year 2022, as compared to $718.7 million in the prior year. Free cash flow1 for fiscal year 2022 was $656.6 million, as compared to $631.5 million in the prior year. The Company declared a regular quarterly dividend of $0.43 per share, which is payable on June 30, 2022 to stockholders of record on June 15, 2022. ABOUT BOOZ ALLEN HAMILTON For more than 100 years, military, government, and business leaders have turned to Booz Allen Hamilton to solve their most complex problems. As a consulting firm with experts in analytics, digital solutions, engineering, and cyber, we help organizations transform. We are a key partner on some of the most innovative programs for governments worldwide and trusted by its most sensitive agencies. We work shoulder-to-shoulder with clients, using a mission-first approach to choose the right strategy and technology to help them realize their vision. With global headquarters in McLean, Virginia, our firm employs nearly 29,500 people globally as of March 31, 2022, and had revenue of $8.4 billion for the 12 months ended March 31, 2022. To learn more, visit www.boozallen.com. (NYSE: BAH) OPERATING PERFORMANCE FISCAL 2023 GUIDANCE Revenue Growth1 5.0 – 9.0% Adjusted EBITDA1 $950 – $1,000 million Adjusted EBITDA Margin on Revenue Mid-to-High 10% Adjusted Diluted EPS2 $4.15 – $4.45 Net Cash Provided by Operating Activities3 $850 – $950 million FOURTH QUARTER FY22 (changes are compared to prior fiscal year period) REVENUE: $2.24B +13.1 % EX. BILLABLE EXPENSES1: $1.58B +14.3 % OPERATING INCOME: $148.3M (13.3) % ADJ. OPERATING INCOME1: $176.1M +2.7 % NET INCOME: $90.8M (54.4) % ADJUSTED NET INCOME1: $115.1M (6.6) % EBITDA: $189.2M (1.7) % ADJUSTED EBITDA1: $205.0M +6.3 % DILUTED EPS: $0.68 down from $1.43 ADJUSTED DILUTED EPS1: $0.86 down from $0.89 2

NON-GAAP FINANCIAL INFORMATION “Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its client staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. “Adjusted Operating Income” represents operating income before acquisition and divestiture costs, financing transaction costs, supplemental employee benefits due to COVID-19, significant acquisition amortization, and restructuring costs. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including acquisition and divestiture costs, financing transaction costs, supplemental employee benefits due to COVID-19, and restructuring costs. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. “Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses” is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. Booz Allen prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted Net Income” represents net income before:(i) acquisition and divestiture costs, (ii) financing transaction costs, (iii) supplemental employee benefits due to COVID-19, (iv) significant acquisition amortization, (v) restructuring costs, (vi) gain associated with equity method investment activities, (vii) research and development tax credits, (viii) release of income tax reserves, (ix) remeasurement of deferred tax assets/ liabilities, (x) loss on debt extinguishment, and (xi) amortization or write-off of debt issuance costs and debt discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non- recurring nature or because they result from an event of a similar nature. Booz Allen views net income excluding the impact of the re-measurement of the Company's deferred tax assets and liabilities as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform. “Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two- class method as disclosed in the footnotes to the consolidated financial statements of the Company's Form 10-K for the fiscal year ended March 31, 2022. "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software. "Free Cash Flow Conversion" is calculated as Free Cash Flow divided by Adjusted Net Income. Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS because management uses these measures for business planning purposes, including managing its business against internal projected results of operations and measuring its performance. Management views Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These non-GAAP measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. Management also utilizes Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its client staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. Booz Allen also utilizes and discusses Free Cash Flow in this release because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business and measuring liquidity generally. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These non-GAAP measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. 3

Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted Earnings per Share, and net cash provided by operating activities to Free Cash Flow, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, operating income, net income or diluted EPS as measures of operating results, each as defined under GAAP, and (iii) use Free Cash Flow, in addition to, and not as an alternative to, net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. Exhibit 4 includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. With respect to our expectations under “Financial Outlook” above, a reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward- looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2023. Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. In addition, our expectations for Adjusted EBITDA Margin on Revenue for fiscal 2023 is presented under "Financial Outlook" above and management may discuss its expectation for Adjusted EBITDA Margin on Revenue for fiscal 2025 from time to time. A reconciliation of Adjusted EBITDA Margin on Revenue guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. FORWARD LOOKING STATEMENTS Certain statements contained in this press release and in related comments by our management include “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include: • any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular; • changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support or as a result of the U.S. administration transition; • efforts by Congress and other U.S. government bodies to reduce U.S. government spending and address budgetary constraints, and the U.S. deficit, as well as associated uncertainty around the timing, extent, nature, and effect of such efforts; • delayed funding of our contracts due to uncertainty relating to funding of the U.S. government and a possible failure of Congressional efforts to approve such funding and to craft a long-term agreement on the U.S. government’s ability to incur indebtedness in excess of its current limits, or changes in the pattern or timing of government funding and spending; • U.S. government shutdowns as a result of the failure by elected officials to fund the government; • failure to comply with numerous laws and regulations, including, but not limited to, the Federal Acquisition Regulation (FAR), the False Claims Act, the Defense Federal Acquisition Regulation Supplement and FAR Cost Accounting Standards and Cost Principles; 4

5 • the effects of COVID-19, and other pandemics or widespread health epidemics, including disruptions to our workforce and the impact on government spending and demand for our solutions, as well as the impact of our Company policy requiring full COVID-19 vaccinations of all employees, except for employees who qualify for medical or religious exemptions; • our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors’ protests of major contract awards received by us; • variable purchasing patterns under U.S. government General Services Administration Multiple Award schedule contracts, or GSA, schedules, blanket purchase agreements and indefinite delivery, indefinite quantity, or IDIQ, contracts; • the loss of GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs; • changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts; • changes in estimates used in recognizing revenue; • our ability to realize the full value of and replenish our backlog, generate revenue under certain of our contracts and the timing of our receipt of revenue under contracts included in backlog; • internal system or service failures and security breaches, including, but not limited to, those resulting from external or internal cyber attacks on our network and internal systems; • risks related to the operation of financial management systems; • an inability to attract, train, or retain employees with the requisite skills and experience; • an inability to timely hire, assimilate and effectively utilize our employees, ensure that employees obtain and maintain necessary security clearances and/or effectively manage our cost structure; • risks related to inflation that could impact the cost of doing business and/or reduce customer buying power; • the loss of members of senior management or failure to develop new leaders; • misconduct or other improper activities from our employees or subcontractors, including the improper use or release of our clients’ sensitive or classified information; • increased competition from other companies in our industry; • failure to maintain strong relationships with other contractors or the failure of contractors with which we have entered into a sub- or prime- contractor relationship to meet their obligations to us or our clients; • inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; • failure to comply with special U.S. government laws and regulations relating to our international operations; • risks associated with increased competition, new relationships, clients, capabilities, and service offerings in our U.S. and international businesses; • risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business or respond to market developments; • the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits; • risks related to completed and future acquisitions and dispositions, including our ability to realize the expected benefits from such acquisitions and dispositions; • the incurrence of additional tax liabilities, including as a result of changes in tax laws or management judgments involving complex tax matters; • risks inherent in the government contracting environment; • continued efforts to change how the U.S. government reimburses compensation-related costs and other expenses or otherwise limits such reimbursements and an increased risk of compensation being deemed unreasonable and unallowable or payments being withheld as a result of U.S. government audit, review, or investigation; • increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments; • the size of our addressable markets and the amount of U.S. government spending on private contractors; • risks related to our indebtedness and credit facilities which contain financial and operating covenants; • the impact of changes in accounting rules; and regulations, or interpretations thereof, that may affect the way we recognize and report our financial results, including changes in accounting rules governing recognition of revenue; and • the impact of ESG related risks and climate change generally on our and our clients' business operations. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K filed with the SEC on May 20, 2022. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. 5

Exhibit 1 Booz Allen Hamilton Holding Corporation Consolidated Statements of Operations 6 Three Months Ended March 31, Fiscal Year Ended March 31, (Amounts in thousands, except per share data) 2022 2021 2022 2021 (unaudited) Revenue $ 2,238,076 $ 1,979,280 $ 8,363,700 $ 7,858,938 Operating costs and expenses: Cost of revenue 1,059,578 899,260 3,899,622 3,657,530 Billable expenses 656,948 596,099 2,474,163 2,325,888 General and administrative expenses 332,381 291,459 1,158,987 1,036,834 Depreciation and amortization 40,824 21,455 145,747 84,315 Total operating costs and expenses 2,089,731 1,808,273 7,678,519 7,104,567 Operating income 148,345 171,007 685,181 754,371 Interest expense (23,151) (20,370) (92,352) (81,270) Other income (expense), net (502) (395) 11,214 (10,662) Income before income taxes 124,692 150,242 604,043 662,439 Income tax expense (benefit) 33,897 (48,937) 137,466 53,481 Net income $ 90,795 $ 199,179 $ 466,577 $ 608,958 Net loss attributable to non-controlling interest (78) — (163) — Net income attributable to common stockholders 90,873 199,179 466,740 608,958 Earnings per common share: Basic $ 0.68 $ 1.45 $ 3.46 $ 4.40 Diluted $ 0.68 $ 1.43 $ 3.44 $ 4.37 6

Exhibit 2 Booz Allen Hamilton Holding Corporation Consolidated Balance Sheets (Amounts in thousands, except share and per share data) March 31, 2022 March 31, 2021 Assets Current assets: Cash and cash equivalents $ 695,910 $ 990,955 Accounts receivable, net 1,622,989 1,411,894 Prepaid expenses and other current assets 126,777 233,323 Total current assets 2,445,676 2,636,172 Property and equipment, net of accumulated depreciation 202,229 204,642 Operating lease right-of-use assets 227,231 239,374 Intangible assets, net of accumulated amortization 646,682 307,128 Goodwill 2,021,931 1,581,160 Other long-term assets 481,826 531,125 Total assets $ 6,025,575 $ 5,499,601 Liabilities and stockholders' equity Current liabilities: Current portion of long-term debt $ 68,379 $ 77,865 Accounts payable and other accrued expenses 902,616 666,971 Accrued compensation and benefits 438,634 425,615 Operating lease liabilities 52,334 54,956 Other current liabilities 71,991 65,698 Total current liabilities 1,533,954 1,291,105 Long-term debt, net of current portion 2,731,693 2,278,731 Operating lease liabilities, net of current portion 247,070 263,144 Deferred tax liabilities 239,602 364,461 Other long-term liabilities 226,535 230,984 Total liabilities 4,978,854 4,428,425 Stockholders’ equity: Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 164,372,545 shares at March 31, 2022 and 162,950,606 shares at March 31, 2021; outstanding, 132,584,348 shares at March 31, 2022 and 136,246,029 shares at March 31, 2021 1,646 1,629 Treasury stock, at cost — 31,788,197 shares at March 31, 2022 and 26,704,577 shares at March 31, 2021 (1,635,454) (1,216,163) Additional paid-in capital 656,222 557,957 Retained earnings 2,015,071 1,757,524 Accumulated other comprehensive income (loss) 8,585 (29,771) Total Booz Allen stockholders' equity 1,046,070 1,071,176 Non-controlling interest 651 — Total stockholders’ equity 1,046,721 1,071,176 Total liabilities and stockholders’ equity $ 6,025,575 $ 5,499,601 77

Exhibit 3 Booz Allen Hamilton Holding Corporation Consolidated Statements of Cash Flows 8 Fiscal Year Ended March 31, (Amounts in thousands) 2022 2021 Cash flows from operating activities Net income $ 466,577 $ 608,958 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 145,747 84,315 Noncash lease expense 55,881 53,202 Stock-based compensation expense 69,784 59,844 Deferred income taxes (130,197) 231,998 Amortization of debt issuance costs 4,619 4,395 Loss on debt extinguishment 2,515 13,239 Gains on dispositions, and other (3,388) (3,322) Gains associated with equity method investment activities (12,759) — Changes in assets and liabilities: Accounts receivable, net (154,652) 47,081 Income taxes receivable / payable 132,029 (363,396) Prepaid expenses and other current and long-term assets (19,489) (5,069) Accrued compensation and benefits 12,620 71,713 Accounts payable and other accrued expenses 194,827 (31,506) Other current and long-term liabilities (27,588) (52,768) Net cash provided by operating activities 736,526 718,684 Cash flows from investing activities Purchases of property, equipment, and software (79,964) (87,210) Payments for business acquisitions, net of cash acquired (780,334) — Proceeds from sales of assets, net of payment — 3,094 Payments for cost method investments (7,000) Payment for minority investment in entity — (74,168) Other investing activities (427) — Net cash used in investing activities (867,725) (158,284) Cash flows from financing activities Proceeds from issuance of common stock 23,371 19,408 Stock option exercises 5,929 11,747 Repurchases of common stock (418,859) (313,397) Cash dividends paid (209,057) (181,066) Debt extinguishment costs — (8,971) Repayments on revolving credit facility, term loans, and Senior Notes (112,257) (527,865) Net proceeds from debt issuance 487,027 691,496 Proceeds from revolving credit facility 60,000 — Other financing activities — (2,698) Net cash used in financing activities (163,846) (311,346) Net (decrease) increase in cash and cash equivalents (295,045) 249,054 Cash and cash equivalents — beginning of year 990,955 741,901 Cash and cash equivalents — end of year $ 695,910 $ 990,955 Supplemental disclosures of cash flow information Net cash paid during the period for: Interest $ 64,699 $ 60,955 Income taxes $ 127,069 $ 176,711 Supplemental disclosures of non-cash investing and financing activities Share repurchases transacted but not settled and paid $ 15,839 $ 15,408 Noncash financing activities $ — $ 178 8

Exhibit 4 - Booz Allen Hamilton Holding Corporation

Non-GAAP Financial Information
(UNAUDITED)

(In thousands, except share and per share data)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021	Fiscal Year Ended March 31, 2022	Fiscal Year Ended March 31, 2021
Revenue, Excluding Billable Expenses				
Revenue	$2,238,076	$1,979,280	$8,363,700	$7,858,938
Less: Billable expenses	656,948	596,099	2,474,163	2,325,888
Revenue, Excluding Billable Expenses	$1,581,128	$1,383,181	$5,889,537	$5,533,050
Adjusted Operating Income				
Operating Income	$ 148,345	$ 171,007	$ 685,181	$ 754,371
Acquisition and divestiture costs (a)	11,670	411	97,485	411
Financing transaction costs (b)	—	—	2,348	—
COVID-19 supplemental employee benefits (c)	—	—	—	577
Significant acquisition amortization (d)	11,885	—	38,295	—
Restructuring costs (e)	4,164	—	4,164	—
Adjusted Operating Income	$ 176,064	$ 171,418	$ 827,473	$ 755,359
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income	$ 90,795	$ 199,179	$ 466,577	$ 608,958
Income tax expense	33,897	(48,937)	137,466	53,481
Interest and other, net (f)	23,653	20,765	81,138	91,932
Depreciation and amortization	40,824	21,455	145,747	84,315
EBITDA	$ 189,169	$ 192,462	$ 830,928	$ 838,686
Acquisition and divestiture costs (a)	11,670	411	97,485	411
Financing transaction costs (b)	—	—	2,348	—
COVID-19 supplemental employee benefits (c)	—	—	—	577
Restructuring costs (e)	4,164	—	4,164	—
Adjusted EBITDA	$ 205,003	$ 192,873	$ 934,925	$ 839,674
Adjusted EBITDA Margin on Revenue	9.2 %	9.7 %	11.2 %	10.7 %
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	13.0 %	13.9 %	15.9 %	15.2 %
Adjusted Net Income				
Net income	$ 90,795	$ 199,179	$ 466,577	$ 608,958
Acquisition and divestiture costs (a)	11,670	411	97,485	411
Financing transaction costs (b)	—	—	2,348	—
COVID-19 supplemental employee benefits (c)	—	—	—	577
Significant acquisition amortization (d)	11,885	—	38,295	—
Restructuring costs (e)	4,164	—	4,164	—
Gain associated with equity method investment activities (g)	—	—	(12,761)	—
Research and development tax credits (h)	—	—	—	(2,928)
Release of income tax reserves (i)	—	—	—	(29)
Remeasurement of deferred tax assets/liabilities (j)	—	(76,767)	—	(76,767)
Loss on debt extinguishment (k)	—	—	—	13,239
Amortization and write-off of debt issuance costs and debt discount	816	680	3,340	2,402
Adjustments for tax effect (l)	(4,272)	(284)	(31,399)	(4,324)
Adjusted Net Income	$ 115,058	$ 123,219	$ 568,049	$ 541,539
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	133,406,723	137,985,911	134,850,808	138,703,220
Adjusted Net Income Per Diluted Share (m)	$ 0.86	$ 0.89	$ 4.21	$ 3.90
Free Cash Flow				
Net cash provided by (used in) operating activities	$ 255,375	$ (80,275)	$ 736,526	$ 718,684
Less: Purchases of property, equipment and software	(28,356)	(33,177)	(79,964)	(87,210)
Free Cash Flow	$ 227,019	$ (113,452)	$ 656,562	$ 631,474
Free Cash Flow Conversion	197 %	(92)%	116 %	117 %

9

Exhibit 4 - Booz Allen Hamilton Holding Corporation Non-GAAP Financial Information (UNAUDITED) 1 0 (a) Represents costs associated with the acquisition and divestiture efforts of the Company related to transactions for which the Company has entered into a letter of intent to either acquire a controlling financial interest in the target entity or divest a portion of our business. Acquisition and divestiture costs primarily include costs associated with (i) buy-side and sell-side due diligence activities, (ii) compensation expenses associated with employee retention, and (iii) legal and advisory fees primarily associated with the acquisitions of Liberty IT Solutions, LLC ("Liberty"), Tracepoint Holdings, LLC ("Tracepoint"), and EverWatch Corp. ("EverWatch"), as well as the planned divestiture of our management consulting business serving the Middle East and North Africa (the "MENA Divestiture"). (b) Reflects expenses associated with debt financing activities incurred during the first quarter of fiscal 2022. (c) Represents the supplemental contribution to employees' dependent care FSA accounts in response to COVID-19. (d) Amortization expense associated with acquired intangibles from significant acquisitions. Significant acquisitions include acquisitions which the Company considers to be beyond the scope of our normal operations. Significant acquisition amortization includes amortization expense associated with the acquisition of Liberty in the first quarter of fiscal 2022. (e) Represents restructuring charges of $8.3 million incurred during the fourth quarter of fiscal 2022, net of approximately $4.2 million of revenue recognized on recoverable expenses, associated with severance costs of a restructuring plan to reduce certain executive administrative personnel costs. (f) Reflects the combination of Interest expense and Other income (expense), net from the consolidated statement of operations. (g) Represents (i) a gain in the second quarter of fiscal 2022 associated with the Company's previously held equity method investment in Tracepoint and (ii) a gain in the third quarter of fiscal 2022 associated with the divestiture of a controlling financial interest of a certain product offering. (h) Reflects tax credits, net of reserves for uncertain tax positions, recognized in fiscal 2021 related to an increase in research and development credits available for fiscal years 2016 to 2019. (i) Release of pre-acquisition income tax reserves assumed by the Company in connection with the Carlyle acquisition. (j) Reflects the income tax benefit associated with tax losses generated during fiscal 2021 as a result of a change in certain tax methods of accounting. The Company intends to carry these losses back to fiscal 2016 and subsequent periods under the Coronavirus Aid Relief and Economic Security Act and has re- measured the fiscal 2021 loss accordingly. (k) Reflects the loss on debt extinguishment resulting from the redemption of Booz Allen Hamilton Inc.'s 5.125% Senior Notes due 2025, including $9.0 million of the premium paid at redemption, and write-off of the unamortized debt issuance cost. (l) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized. (m) Excludes adjustments of approximately $0.6 million and $3.1 million of net earnings for the three and twelve months ended March 31, 2022, respectively, and excludes adjustments of approximately $1.2 million and $3.5 million of net earnings for the three and twelve months ended March 31, 2021, respectively, associated with the application of the two-class method for computing diluted earnings per share. 10

1 1 Exhibit 5 Booz Allen Hamilton Holding Corporation Operating Data As of March 31, (Amounts in millions) 2022 2021 Backlog* Funded $ 3,710 $ 3,510 Unfunded 9,925 6,086 Priced Options 15,612 14,436 Total Backlog $ 29,247 $ 24,032 Three Months Ended March 31, Fiscal Year Ended March 31, 2022 2021 2022 2021 Book-to-Bill ** 1.66 1.38 1.36 1.42 ** Book-to-bill is calculated as net bookings, which represents the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, divided by the relevant fiscal period revenue. As of March 31, 2022 2021 Headcount Total Headcount 29,317 27,727 Client Staff Headcount 26,289 24,823 Three Months Ended March 31, Fiscal Year Ended March 31, 2022 2021 2022 2021 Percentage of Total Revenue by Contract Type Cost-Reimbursable 53% 56% 54% 56% Time-and-Materials 24% 25% 24% 25% Fixed-Price 23% 19% 22% 19% 11 * Backlog presented as of March 31, 2022 includes backlog acquired from the Company's acquisitions made during the twelve months ended March 31, 2022. Total backlog acquired was approximately $2.6 billion as of March 31, 2022.